EXHIBIT - 21

                              SUBSIDIARIES OF THE REGISTRANT
                                 CINCINNATI MILACRON INC.

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
                                                                   Date
                                                                Incorporated
                                               Incorporated     or (if later)  Percentage
                                             State or Country   Date Acquired    Owned
                                             ----------------   -------------  ----------

CINCINNATI MILACRON INC.                     Delaware(Registrant)    1983
  Cincinnati Milacron-Holdings Mexico,
    S.A. de C.V.                             Mexico                  1992        100%
    Cincinnati Milacron-Mexican Sales,
      S.A. de C.V.                           Mexico                  1993        100%
  Cincinnati Milacron Marketing Company      Ohio                    1931        100%
    Cincinnati Milacron Commercial
      Corp.                                  Delaware                1993        100%
    Cincinnati Milacron International
      Marketing Company                      Delaware                1966        100%
        Coge AG                              Switzerland             1970        100%
        Cincinnati Milacron Holding
          Gesellschaft GmbH                  Austria                 1970        100%
            Cincinnati Milacron Austria
              Gesellschaft GmbH              Austria                 1976        100%
    Cincinnati Milacron
      Kunststoffmaschinen Europa GmbH        Germany                 1990        100%
        Ferromatik Milacron
          Maschinenbau GmbH                  Germany                 1993        100%
            Valenite-Modco GmbH              Germany                 1994        100%
    Cincinnati Milacron U.K.
      Holdings Company                       Ohio                    1982        100%
      Cincinnati Milacron U.K. Ltd.          England                 1988        100%
    Cincinnati Milacron-Korea Corporation    Korea                   1992        100%
    Mandelli/Cincinnati Milacron
      Aerospace S.r.l.                       Italy                   1991         50%
  Cincinnati Milacron Assurance Ltd.         Bermuda                 1977        100%

  Cincinnati Milacron B.V.                   The Netherlands         1952        100%
    Cimcool Europe B.V.                      The Netherlands         1989        100%
    Cimcool Industrial Products B.V.         The Netherlands         1960        100%

  Cincinnati Milacron-Canada Ltd.            Canada                  1959        100%

  Cincinnati Milacron-Heald Corp.            Delaware                1955        100%

  Cincinnati Milacron Resin
    Abrasives Inc.                           Delaware                1991        100%

    Cincinnati Milacron S.r.l.               Italy                   1966        100%

  The Factory Power Company                  Ohio                    1907        82.2%

  Valenite Inc.                              Delaware                1993        100%
    Valenite-Modco International Inc.        Michigan                1993        100%
      Nippon Valenite-Modco K.K.             Japan                   1993        100%
    Valenite-Modco Pte, Ltd.                 Michigan                1993        100%
    Valenite-Modco Sarl                      France                  1993        100%
    Valenite-Modco (U.K.) Limited            England                 1993        100%
    Valenite-Modco S.r.l.                    Italy                   1993        100%
    Valenite-Modco Limited                   Canada                  1993        100%
    Valenite de Mexico, S.A. de C.V.         Mexico                  1993        100%
    Valenite-Modco Industria e
      Comercio Ltda.                         Brazil                  1993        100%
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